MERGER OF EQUALS TO CREATE A BEST-IN-CLASS NET LEASE REIT Investor Presentation, July 1, 2015 1 Exhibit 99.1

Forward-Looking Information and Disclaimers
Important
Information
For
Investors
And
Shareholders
This
communication
does
not
constitute
an
offer
to
sell
or
the
solicitation
of
an
offer
to
buy
any
securities
or
a
solicitation
of
any
vote
or
approval.
In
connection
with
the
transactions
referred
to
in
this
communication,
Chambers
Street
Properties
(“Chambers
Street”)
expects
to
file
a
registration
statement
on
Form
S-4
with
the
Securities
and
Exchange
Commission
(“SEC”)
containing
a
preliminary
joint
proxy
statement
of
Chambers
Street
and
Gramercy
Property
Trust
Inc.
(“Gramercy”)
that
also
constitutes
a
preliminary
prospectus
of
Chambers
Street.
After
the
registration
statement
is
declared
effective,
Chambers
Street
and
Gramercy
will
mail
a
definitive
proxy
statement/prospectus
to
stockholders
of
Gramercy
and
shareholders
of
Chambers
Street.
This
communication
is
not
a
substitute
for
the
joint
proxy
statement/prospectus
or
registration
statement
or
for
any
other
document
that
Chambers
Street
or
Gramercy
may
file
with
the
SEC
and
send
to
Chambers
Street’s
and/or
Gramercy’s
stockholders
in
connection
with
the
proposed
transactions.
INVESTORS
AND
SECURITY
HOLDERS
OF
CHAMBERS
STREET
AND
GRAMERCY
ARE
URGED
TO
READ
THE
PROXY
STATEMENT/PROSPECTUS
AND
OTHER
DOCUMENTS
FILED
WITH
THE
SEC
CAREFULLY
AND
IN
THEIR
ENTIRETY
WHEN
THEY
BECOME
AVAILABLE
BECAUSE
THEY
WILL
CONTAIN
IMPORTANT
INFORMATION.
Investors
and
security
holders
will
be
able
to
obtain
free
copies
of
the
proxy
statement/prospectus
(when
available)
and
other
documents
filed
by
Chambers
Street
and
Gramercy
with
the
SEC
through
the
website
maintained
by
the
SEC
at
http://www.sec.gov.
Copies
of
the
documents
filed
by
Gramercy
with
the
SEC
will
be
available
free
of
charge
on
Gramercy’s
website
at
www.gptreit.com,
or
by
contacting
Gramercy’s
Investor
Relations
Department
at
(212)
297-1000.
Copies
of
the
documents
filed
by
Chambers
Street
with
the
SEC
will
be
available
free
of
charge
on
Chambers
Street’s
website
at
www.chamberstreet.com
or
by
contacting
Chambers
Street’s
Investor
Relations
Department
at
609-806-2682.
Chambers
Street
and
Gramercy
and
their
respective
trustees/directors
and
certain
of
their
respective
executive
officers
may
be
considered
participants
in
the
solicitation
of
proxies
with
respect
to
the
proposed
transactions
under
the
rules
of
the
SEC.
Information
about
the
trustees
and
executive
officers
of
Chambers
Street
is
set
forth
in
its
Annual
Report
on
Form
10-K
for
the
year
ended
December
31,
2014,
which
was
filed
with
the
SEC
on
March
2,
2015,
and
the
amendments
thereto
on
Form
10-K/A,
which
were
filed
with
the
SEC
on
March
30,
2015
and
April
30,
2015.
These
documents
can
be
obtained
free
of
charge
from
the
sources
indicated
above.
Information
about
the
directors
and
executive
officers
of
Gramercy
is
set
forth
in
its
Annual
Report
on
Form
10-K
for
the
year
ended
December
31,
2014,
which
was
filed
with
the
SEC
on
March
9,
2015,
its
proxy
statement
for
its
2015
annual
meeting
of
stockholders,
which
was
filed
with
the
SEC
on
May
11,
2015
and
other
filings
filed
with
the
SEC.
Additional
information
regarding
the
participants
in
the
proxy
solicitations
and
a
description
of
their
direct
and
indirect
interests,
by
security
holdings
or
otherwise,
will
also
be
included
in
any
proxy
statement
and
other
relevant
materials
to
be
filed
with
the
SEC
when
they
become
available.
Cautionary
Statement
Regarding
Forward-Looking
Statements
Certain
statements
in
this
communication
regarding
the
proposed
transaction
between
Chambers
Street
and
Gramercy,
including
any
statements
regarding
the
expected
timetable
for
completing
the
transaction,
benefits
and
synergies
of
the
transaction,
future
opportunities
for
the
respective
companies
and
products,
and
any
other
statements
regarding
Chambers
Street
and
Gramercy’s
future
expectations,
beliefs,
plans,
objectives,
financial
conditions,
assumptions
or
future
events
or
performance
that
are
not
historical
facts
are
“forward-looking”
statements
made
within
the
meaning
of
Section
27A
of
the
Securities
Act
of
1933,
as
amended,
and
Section
21E
of
the
Securities
Exchange
Act
of
1934,
as
amended.
These
statements
are
often,
but
not
always,
made
through
the
use
of
words
or
phrases
such
as
“believe,”
“expect,”
“anticipate,”
“should,”
“planned,”
“will,”
“may,”
“intend,”
“estimated,”
“aim,”
“on
track,”
“target,”
“opportunity,”
“tentative,”
“positioning,”
“designed,”
“create,”
“predict,”
“project,”
“seek,”
“would,”
“could”,
“potential,”
“continue,”
“ongoing,”
“upside,”
“increases,”
and
“potential,”
and
similar
expressions.
All
such
forward-looking
statements
involve
estimates
and
assumptions
that
are
subject
to
risks,
uncertainties
and
other
factors
that
could
cause
actual
results
to
differ
materially
from
the
results
expressed
in
the
statements.
Although
we
believe
the
expectations
reflected
in
any
forward-looking
statements
are
based
on
reasonable
assumptions,
we
can
give
no
assurance
that
our
expectations
will
be
attained
and
therefore,
actual
outcomes
and
results
may
differ
materially
from
what
is
expressed
or
forecasted
in
such
forward-looking
statements.
Some
of
the
factors
that
may
affect
outcomes
and
results
include,
but
are
not
limited
to:
(i)
risks
associated
with
the
parties’
ability
to
obtain
the
required
shareholder
approval
or
other
third-party
approvals
required
to
consummate
the
merger
and
the
timing
of
the
closing
of
the
merger,
including
the
risks
that
a
condition
to
closing
would
not
be
satisfied
or
that
the
closing
of
the
merger
will
not
occur,
(ii)
the
outcome
of
any
legal
proceedings
that
may
be
instituted
against
the
parties'
and
others
related
to
the
merger
agreement,
(iii)
changes
in
financial
markets,
interest
rates
and
foreign
currency
exchange
rates,
(iv)
increased
or
unanticipated
competition
for
our
properties,
(v)
risks
associated
with
acquisitions,
(vi)
maintenance
of
real
estate
investment
trust
(“REIT”)
status,
(vii)
availability
of
financing
and
capital,
(viii)
changes
in
demand
for
developed
properties,
(ix)
risks
associated
with
achieving
expected
revenue
synergies
or
cost
savings,
(x)
national,
international,
regional
and
local
economic
climates,
and
(xi)
those
additional
risks
and
factors
discussed
in
reports
filed
with
the
SEC
by
Chambers
Street
and
Gramercy
from
time
to
time,
including
those
discussed
under
the
heading
“Risk
Factors”
in
their
respective
most
recently
filed
reports
on
Form
10-K
and
10-Q.
Non-GAAP
Financial
Measures
CSG
and
GPT
have
used
non-GAAP
financial
measures
as
defined
by
SEC
Regulation
G
in
this
presentation.
Fund
from
operations
(“FFO”):
The
revised
White
Paper
on
FFO
approved
by
the
Board
of
Governors
of
the
National
Association
of
Real
Estate
Investment
Trusts,
or
NAREIT,
defines
FFO
as
net
income
(loss)
(determined
in
accordance
with
GAAP),
excluding
impairment
write-downs
of
investments
in
depreciable
real
estate
and
investments
in
in-substance
real
estate
investments,
gains
or
losses
from
debt
restructurings
and
sales
of
depreciable
operating
properties,
plus
real
estate-related
depreciation
and
amortization
(excluding
amortization
of
deferred
financing
costs),
less
distributions
to
non-controlling
interests
and
gains/losses
from
discontinued
operations
and
after
adjustments
for
unconsolidated
partnerships
and
joint
ventures.
Core
FFO
and
adjusted
funds
from
operations
(“AFFO”):
Core
FFO
and
AFFO
are
non-GAAP
financial
measures
that
are
presented
excluding
property
acquisition
costs,
discontinued
operations,
other-than-temporary
impairments
on
retained
bonds,
and
other
one-time
charges.
AFFO
of
CSG
and
GPT
also
excludes
non-cash
stock-based
compensation
expense,
amortization
of
above
and
below
market
leases,
amortization
of
deferred
financing
costs,
amortization
of
lease
inducement
costs,
non-real
estate
depreciation
and
amortization,
amortization
of
free
rent
received
at
property
acquisition,
and
straight-line
rent.
CSG
and
GPT
believes
that
Core
FFO
and
AFFO
are
useful
supplemental
measures
regarding
CSG
and
GPT’s
operating
performances
as
they
provide
a
more
meaningful
and
consistent
comparison
of
CSG
and
GPT’s
operating
performance
and
allows
investors
to
more
easily
compare
CSG
and
GPT’s
operating
results.
Net
operating
income
(“NOI”)
is
a
non-GAAP
financial
measure
that
represents
property
revenues
on
a
straight-line
basis
minus
property
expenses
before
interest
and
capital
reserves/expenditures.
Capitalization
rate
(“Cap
Rate”)
is
a
rate
of
return
on
a
real
estate
investment
property
based
on
the
expected,
straight-lined
income
that
the
property
will
generate.
Cap
rate
is
used
to
estimate
CSG
and
GPT’s
potential
return
on
its
investment.
This
is
done
by
dividing
the
income
the
property
is
expected
to
generate
(before
debt
service
and
depreciation
and
after
fixed
costs
and
variable
costs)
by
the
acquisition
price
of
the
property.
The
Core
FFO,
AFFO,
Run-Rate
FFO,
NOI
and
Cap
Rate
assumptions
included
in
this
presentation
reflects
CSG
and
GPT's
assumptions
and
expectations
and
are
not
guarantees
of
its
future
performance.
CSG
and
GPT's
actual
results
may
vary
materially
from
the
assumptions
presented
in
this
presentation.
The
results
that
an
investor
in
CSG
and
GPT
will
actually
receive
will
depend,
to
a
significant
degree,
on
the
actual
performance
of
CSG
and
GPT's
assets,
which
may
be
impacted
by
material
economic
and
market
risk
factors.

Transaction Highlights for Creation of a Best-In-Class REIT
Scale
Scale
Improved predictability of earnings
Ability to pursue larger opportunities
Larger asset base affords flexibility in capital recycling
Diversity
Diversity
Significantly improves portfolio diversification
Broader geographic footprint
Greater tenant and asset diversification
Significantly improves portfolio diversification
Broader geographic footprint
Greater tenant and asset diversification
Efficiency
Efficiency
~$15 million of run rate annual cost synergies expected
NewCo
G&A after synergies is 0.47% on asset value as compared to 0.76% and
0.74% for GPT and CSG pre transaction, respectively
~$15 million of run rate annual cost synergies expected
NewCo
G&A after synergies is 0.47% on asset value as compared to 0.76% and
0.74% for GPT and CSG pre transaction, respectively
Growth
Growth
Management will have a mandate to create value from internal and external opportunities
(e.g. blend and extend leases, recycle assets, optimize portfolio)
Management will have a mandate to create value from internal and external opportunities
(e.g. blend and extend leases, recycle assets, optimize portfolio)
Cost of Capital /
Flexibility
Cost of Capital /
Flexibility
Enhanced access to capital
Larger company better able to absorb market cycles
Expected to be immediately credit neutral and near-term credit enhancing
Low levels of secured debt allows for cost-efficient repositioning
Enhanced access to capital
Larger company better able to absorb market cycles
Expected to be immediately credit neutral and near-term credit enhancing
Low levels of secured debt allows for cost-efficient repositioning
Structure
Structure
Merger of equals and shared goals for value creation
Shared board and adoption of governance best practices
100% stock deal allows continuing shareholders to participate in upside
Merger of equals and shared goals for value creation
Shared board and adoption of governance best practices
100% stock deal allows continuing shareholders to participate in upside
Europe
Europe
Goodman assets accelerate growth of Gramercy Europe
Goodman assets accelerate growth of Gramercy Europe

Transaction Summary
Structure
Structure
100% stock merger of equals between Chambers Street Properties (“CSG”) and
Gramercy Property Trust (“GPT”)
GPT
shareholders
will
receive
3.1898
shares
of
CSG
at
closing
Expected to be tax-free to both sets of shareholders
100% stock merger of equals between Chambers Street Properties (“CSG”) and
Gramercy Property Trust (“GPT”)
GPT
shareholders
will
receive
3.1898
shares
of
CSG
at
closing
Expected to be tax-free to both sets of shareholders
Company Name,
Headquarters & Ticker
Company Name,
Headquarters & Ticker
Merged company will be renamed Gramercy Property Trust
Ticker symbol expected to be changed to (NYSE: GPT)
To be headquartered in New York City
Merged company will be renamed Gramercy Property Trust
Ticker symbol expected to be changed to (NYSE: GPT)
To be headquartered in New York City
Pro Forma
Ownership
Pro Forma
Ownership
~56% former Chambers Street shareholders
~44% former Gramercy shareholders
~56% former Chambers Street shareholders
~44% former Gramercy shareholders
Board Composition &
Leadership
Board Composition &
Leadership
Each of CSG
and GPT
to appoint five appointees
Charles Black to be non-executive Chairman
Gordon DuGan to be CEO
Each of CSG
and GPT
to appoint five appointees
Charles Black to be non-executive Chairman
Gordon DuGan to be CEO
Expected Synergies
Expected Synergies
~$15 million annual run rate
~$15 million annual run rate
Closing
Closing
Expected to be in 4Q 2015
Expected to be in 4Q 2015
Expected Dividend
Expected Dividend
The combined company will maintain a dividend policy that optimizes long term total return to shareholders
Post closing, dividend payout
ratio level will be in between CSG’s
and GPT’s
current
levels
The combined company will maintain a dividend policy that optimizes long term total return to shareholders
Post closing, dividend payout
ratio level will be in between CSG’s
and GPT’s
current
levels

Seasoned
and
proven
management
team
–
Gramercy
executives
are
waiving
change
of
control
provisions under 2012 Outperformance Plan and leaving the Plan in place
Mr.
DuGan
joined
Gramercy
in
July
2012
Former CEO of WP Carey
B.S.
in
Economics
from
the
Wharton
School
at
the
University
of
Pennsylvania
Mr.
Harris
joined
Gramercy
in
July
2012
Former Head of US Investments at W.P. Carey
Joint B.S. in Economics from University of Kings College and Dalhousie University in Canada
Gordon F. DuGan
Chief Executive Officer
Benjamin P. Harris, CFA
President
Mr.
Pell
joined
Gramercy
in
July
2012
Former Director of Investments at WP Carey
B.A. in Economics from Duke and an MBA from Harvard Business School
Nicholas L. Pell
Head of Investments
Strengthened Leadership
Jon Clark, CPA
Chief Financial Officer
Mr. Clark joined Gramercy in April 2007
Former VP and Controller of Gramercy Property Trust
Former Director at Blackrock in Real Estate
B.B.A
in Accountancy from Western Michigan University
Martin A. Reid
Head of Transition
Mr. Reid is currently interim CEO former CFO of Chambers Street Properties
Former Executive Vice President of Development & Acquisitions at Interstate Hotels & Resorts
B.S. in Accounting from State University of New York at Albany and MBA in Financial
Management from Pace University
Mr. Black is currently the Chairman of the Board of Trustees of Chambers Street Properties
CEO of CB Urban Development
B.S. from the United States Air Force Academy and a J.D. from the University of California at
Davis
Charles E. Black
Non-Executive Chairman

Chambers Street | GRAMERCY PROPERTY TRUST

225
175
125
75
25
(25)
Jun-12
Oct-12
Feb-13
Jun-13
Oct-13
Feb-14
Jun-14
Oct-14
Feb-15
Jun-15
GPT
Triple Net
RMZ

1.50
1.00
0.50
0.00
0.56
0.56
0.80
0.80
0.88
2Q14
3Q14
4Q14
1Q15
2Q15E

GPT
Management Team has Delivered Outstanding Shareholder Returns…
…and Reinstated a Growing Dividend
144%
24%
28%
Track Record Under Current Leadership
Annualized Dividend
Source: SNL Financial and Company Filings

High Quality Combined Portfolio
Enterprise value ~ $5.7 billion
85%
of
combined
portfolio
located
in
target
markets
1
52 million square feet across 288 properties
»
99% occupancy rate
Top tenant exposure is less than 7.5%, top 10 tenants are less than 30%
Pro
Forma
combined
Company
weighted
average
lease
term
will
be
greater
than
7
years
2
»
Lease term to be extended through asset sales and lease restructurings
Combined entity has IG tenancy of 43%
Combined asset management platform and enhanced scale allows for asset recycling to reduce office exposure while continuing to grow
Low levels of secured debt gives flexibility to sell assets and reposition portions of the portfolio with minimal prepayment expense
1.
GPT defines target markets as NY/NJ, Dallas, Baltimore/Washington, Los Angeles, South Florida, Phoenix, Chicago, Jacksonville, Minneapolis, Central PA, Indianapolis,
San
Francisco,
Cincinnati,
Tampa/Orlando,
Houston,
Philadelphia,
Kansas
City,
Denver,
Nashville,
Atlanta,
Charlotte,
Memphis,
Las
Vegas,
Seattle,
Columbus,
Savannah,
Austin and the Inland Empire.
2.
Average lease term weighted by contractual base rent.

High Quality Net Leased Portfolio
Properties
% of Contractual
Base Rent
Occupancy
Total
Square Feet
Industrial
66
42%
100.0%
13.5 million
Office/Banking Centers
84
35%
98.5%
5.0 million
Specialty Industrial
14
8%
100.0%
0.7 million
Specialty
Retail
10
12%
100.0%
1.3 million
Data Centers
2
3%
100.0%
0.2
million
Total
176
100%
99.6%
20.7 million
Gramercy Property Trust Owned Portfolio
1
Industrial
65
40%
99.0%
23.8 million
Office
47
60%
98.8%
7.3 million
Total
112
100%
99.0%
31.2 million
Chambers Street Owned Portfolio
2
Properties
% of Contractual
Base Rent
Occupancy
Total Square Feet
Industrial
131
41%
99.4%
37.3 million
Office/Banking Centers
131
50%
98.7%
12.3 million
Specialty Industrial
14
3%
100.0%
0.7 million
Specialty
Retail
10
5%
100.0%
1.3 million
Data Centers
2
1%
100.0%
0.2 million
Total
288
100%
99.2%
51.9 million
Pro Forma Combined Portfolio
8
1.
Based on contractual base rent for each property in Gramercy’s portfolio as of June 24, 2015. Pro Forma for two Gramercy pipeline transactions under contract and expected to close in July 2015.
2.
Chambers Street contractual base rent as of March 31, 2015. Excludes European JV, 70 Hudson, Jersey City, NJ, 300 Constitution Drive, Boston, MA and 225 Summit
Avenue, Montvale, NJ.

Rank
Markets
% of Total ABR
1
Los Angeles
13%
2
Dallas
9%
3
Jacksonville
7%
4
Chicago
6%
5
South Florida
6%
6
New York / New Jersey
4%
7
Philadelphia
4%
8
Phoenix
3%
9
Indianapolis
3%
10
Houston
3%
Other Target Markets
26%
Other Non-Target Markets
16%
Rank
Markets
% of Total ABR
1
New York / New Jersey
11%
2
Baltimore / Washington
9%
3
Phoenix
7%
4
Minneapolis
7%
5
Dallas
6%
6
Central PA
6%
7
South Florida
6%
8
Indianapolis
4%
9
Chicago
4%
10
Columbus
4%
Other Target Markets
22%
Other Non-Target Markets
15%
GPT Key Portfolio Statistics
Size
176 assets
21 million square feet
Tenants
32% Investment Grade
Lease Term
9.9 Years
Geographic
84% of assets in Target
Markets
Largest market: LA
Occupancy
99.6%
CSG Key Portfolio Statistics
Size
112 assets
31 million square feet
Tenants
51% Investment Grade
Lease Term
5.8 Years
Geographic
85% of assets in Target
Markets
Largest market: NY/NJ
Occupancy
99.0%
Pro Forma Combined Portfolio Statistics
Size
288 assets
52 million square feet
Tenants
43% Investment Grade
Lease Term
7.4 Years
Geographic
85% of assets in Target
Markets
Largest market: NY/NJ
Occupancy
99.2%
GPT Portfolio Breakdown by Geography
PF Portfolio Breakdown by Geography
Rank
Markets
% of Total ABR
1
New York / New Jersey
9%
2
Dallas
8%
3
Baltimore / Washington
6%
4
Los Angeles
6%
5
South Florida
6%
6
Phoenix
5%
7
Chicago
5%
8
Jacksonville
5%
9
Minneapolis
4%
10
Central PA
4%
Other Target Markets
27%
Other Non-Target Markets
15%
High Quality Net Leased Portfolio (continued)
1.
Based
on
contractual
base
rent
for
each
property
in
Gramercy’s
portfolio
as
of
June
24,
2015.
Pro
Forma
for
two
Gramercy
pipeline
transactions
under
contract
and
expected to close in July 2015.
2.
Chambers
Street
contractual
base
rent
as
of
March
31,
2015.
Excludes
70
Hudson,
Jersey
City,
NJ,
300
Constitution
Drive,
Boston,
MA,
225
Summit
Avenue,
Montvale,
NJ.
Also excludes CSG’s European JV assets.
3.
Includes
Indianapolis,
San
Francisco,
Cincinnati,
Tampa/Orlando,
Houston,
Philadelphia,
Kansas
City,
Denver,
Nashville,
Atlanta,
Charlotte,
Memphis,
Las
Vegas,
Seattle,
Columbus, Savannah, Austin and the Inland Empire.
4.
Includes Waco, TX; Ames, IA; Cleveland, OH; Yuma, AZ; St. Louis, MO; Northern CA; Central FL; Central IL and other markets.
9
4
4
4
3
3
2
1
CSG Portfolio Breakdown by Geography
2
2

WA
OR
CA
NV
ID
MT
WY
UT
AZ
NM
CO
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
MD
DE
NJ
CT
RI
MA
VT
NH
ME

Top 10 Markets
By % of Contractual Base Rent
1.
New York/New Jersey
2.
Dallas
3.
Baltimore/Washington
4.
Los Angeles
5.
South Florida
6.
Phoenix
7.
Chicago
8.
Jacksonville
9.
Minneapolis
10.
Central PA
1.
New York/New Jersey
2.
Dallas
3.
Baltimore/Washington
4.
Los Angeles
5.
South Florida
6.
Phoenix
7.
Chicago
8.
Jacksonville
9.
Minneapolis
10.
Central PA
By Contractual Base Rent
Gramercy
Chambers
< $1MM
$1MM -$3MM
$4MM-$6MM
$7MM-$9MM
$10MM-$12MM
Property Type
Geographic Footprint in Attractive Markets
Pro forma portfolio continues to be focused on industrial and office assets in major commercial real estate markets

% of Combined Company ABR[1]

7.3%
4.9%
4.1%
2.6%
2.5%
2.5%
1.5%
1.5%
1.5%
1.3%
Bank of America N.A.
Life Time Fitness
Amazon
Raytheon Company
Lord Abbett & Co.
GSA
JP Morgan Chase Bank NA
Endo Health Solutions Inc.
Nuance Communications
Unilever

Diverse Pro Forma Tenant Base
1.
Based
on
contractual
base
rent
for
each
property
in
Gramercy’s
portfolio
as
of
June
24,
2015.
Pro
Forma
for
two
Gramercy
pipeline
transactions
under
contract
and
expected
to
close
in
July
2015.
Chambers
Street
contractual
base
rent
as
of
March
31,
2015.
Excludes
European
JV
properties
as
well
as
70
Hudson,
Jersey
City,
NJ,
300
Constitution
Drive,
Boston, MA and 225 Summit Avenue, Montvale, NJ.
Largest single tenant represents approx. 7% of estimated combined ABR.
Top 10 tenants represent approx. 30% of estimated combined ABR.
A1/A
A1/A
B2/B
B2/B
Baa1/AA-
Baa1/AA-
A3/A
A3/A
NR/NR
NR/NR
Aa1/AA+
Aa1/AA+
A3/A
A3/A
NR/NR
NR/NR
Ba3/BB-
Ba3/BB-
A1/A+
A1/A+

Pro Forma Lease Expirations
Note: Specialty Industrial properties include assets such as truck terminals and covered land industrial uses. Specialty Retail properties include 10 health and wellness facilities.
Excludes
70
Hudson
Street
in
Jersey
City,
NJ
from
CSG’s
portfolio
as
well
as
300
Constitution
Drive,
Boston,
MA,
225
Summit
Avenue
in
Montvale,
NJ.
1.
Based on percentage of contractual base rent for each property in Gramercy’s portfolio as of June 24, 2015 as well as Chambers Street contractual base rent as of
March 31, 2015. Excludes European JV properties.
1.4%
5.1%
4.8%
7.1%
13.4%
7.3%
60.8%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
60.0%
70.0%
2015
2016
2017
2018
2019
2020
Thereafter
Industrial
Office / Banking Center
Specialty Industrial
Specialty Retail
Data Center
Lease Expiration by Property Type
(1)

Significant Asset Management Capabilities
CSG has had steady leasing experience across its portfolio with 7.7 million square feet leased across its portfolio on a cumulative basis.  In addition,
CSG has continued to execute dispositions of assets on a selective basis at attractive prices
Gramercy has an extensive asset management team with deep experience with single tenant office assets from its management of the former AFR assets
Since 2012, Gramercy’s
asset management team has executed significant
leasing and disposition activity in its owned and managed portfolios
»
Approximately 100 leases signed for 1.1MM square feet
»
Approximately 200 lease renewals/extensions for 1.2MM square feet
»
Approximately 400 individual property sales totaling $1.4 billion at an average cap rate of 7.3%
–
Asset sales of less than $500k to more than $100MM

1.
Capitalization shown pro forma for activity subsequent to first quarter.
2.
Assumes 70 Hudson is sold for the current loan balance.
3.
Equity market capitalization as of June 30, 2015.
($ millions)
GPT
1
CSG
1
70 Hudson
Pro Forma
Total Unsecured Debt
665
805
1,470
Mortgages
307
710
(114)
903
Total debt
972
1,515
(114)
2,373
Preferred
88
0
88
Cash
40
65
105
Total Net Debt + Preferred
1,020
1,450
(114)
2,356
Equity Market
Capitalization
3
1,372
1,886
3,258
Total Enterprise
Value
2,392
3,336
(114)
5,614
Net Debt / Enterprise Value
39%
43%
40%
Credit Rating (S&P / Moody’s)
-
/ Baa3
BBB-
/ Baa3
Transaction
is
structured
as
a
stock
for
stock
merger
of
equals
–
transaction
improves
combined
company’s
credit metrics and significantly increases the enterprise
Enhanced Investment Grade Company with
Best-In-Class Financial Strength and Flexibility

Adjustments
2

Estimated G&A Synergies
($ in millions)
Estimated Annual G&A
Savings
Personnel
$10
Non Personnel
$5
Total Synergies ($)
$15
Per Combined
Company Share ($)
$0.04 per NewCo
share
~60% run rate expected by mid-2016
100% expected by year end-2016

Near Term Action Plan Upon Closing
Reduce G&A expenses
1
Improve quality of earnings
5
Grow European portfolio through Gramercy Europe
3
Maintain low leverage unsecured balance sheet
4
Reduce office exposure
•
Sell $500 million -
$700 million in first year and recycle capital
•
Long term goal of 25% or less office exposure
2
6
Grow the dividend

Q&A